RESTATED

                                             ARTICLES OF INCORPORATION

                                                        OF

                                                AMMONIA HOLD, INC.

         Acting pursuant to the authority of Section 16-10a-1007 of the Utah Business Corporation Act, Ammonia Hold, Inc., a Utah corporation (the "Corporation") hereby adopts these Restated Articles of Incorporation. These Restated Articles of Incorporation do not effect any amendment in the Articles of Incorporation and were adopted by the vote of the Board of Directors. Shareholder action was no required under Section 16- 10a-1007.

         The Aricles of Incorporation are hereby restated in their entirety to read as follows:

                                                     ARTICLE I
                                                       NAME

         The name of the corporation is Ammonia Hold, Inc.

                                                    ARTICLE II
                                                     DURATION

         The period of its duration is perpetual.

                                                    ARTICLE III
                                            PURPOSES OF THE CORPORATION

         The primary purpose and specific business of the corporation shall be to negotiate drilling contracts and to act as driller for the drilling of oil, gas, and minerals exploration drill holes, and to otherwise involve itself in the exploration for and development of energy and other natural resources.

         The Corporation may engage in any and all lawful activities, whether related to its primary purpose or not, and shall have and exercise all of the powers conferred by the laws of Utah upon corporations formed under the laws thereof, even though not directly connected with or incident to the objectives hereinbefore set forth, and the foregoing shall not be held to limit or restrict the powers of this corporation in any manner, and these Articles shall be construed liberally, both as to objectives and purposes.

                                                    ARTICLE IV
                                                 AUTHORIZED SHARES

         The aggregate number of shares the Corporation shall have authority to issue is 25,000,000 shares of common stock with a par value of $.001 per share. All shares of common stock shall have equal rights and preferences and shall have unlimited voting rights as provided in the Utah Revised Business Corporation Act. The Corporation shall also have the authority to issue 10,000,000 shares of preferred stock with a part value of $.001 per share, with terms, rights and preferences to be determined by the Board of Directors at the time of issuance.

         1. Creation of Series A Convertible Preferred Stock. There is hereby created a series of preferred stock consisting of 3,000 shares and designated as the Series A Convertible Preferred Stock, having the voting powers, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

         2. Dividend Provisions. The holders of shares of Series A Convertible Preferred Stocks shall be entitled to receive, when and as declared by the Board of Directors out of any funds at the time legally available therefor, dividends at a par with holders of Common Stock as if the Series A Convertible Preferred Stock has been converted into Common Stock on the record date for the payment of dividend. Dividends shall be waived with respect to any shares of Series A Convertible Preferred Stock which are converted prior to any dividend payment date. Each share of Series A Convertible Preferred Stock shall rank on a parity with each other share of Series A Convertible Preferred Stock with respect to dividends.

         3. Redemption Provisions. The Series A Convertible Preferred Stock shall have no redemption rights.

         4. Liquidation Provisions. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series A Convertible Preferred Stock shall be entitled to receive an amount equal to $1,000.00 per share. After the full preferential liquidation amount has been paid to, or determined and set apart for, all other series of Preferred Stock hereafter authorized and issued, if any, the remaining assets of the Corporation available for distribution to shareholders shall be distributed ratably to the holders of the common stock. In the event the assets of the Corporation available for distribution to its shareholders are insufficient to pay the full preferential liquidation amount per share required to be paid the Corporation's Series A Convertible Preferred Stock, the entire amount of assets of the Corporation available for distribution to shareholders shall be paid up to their respective full liquidation amounts first to the Series A Convertible Preferred Stock, then to any other series of Preferred Stock hereafter authorized and issued, all of which amounts shall be distributed ratably among holders of each such series of Preferred Stock, and the common stock shall receive nothing. A reorganization or any other consolidation or merger of the Corporation with or into any other corporation, or any other sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4, and the Series A Convertible Preferred Stock shall be entitled only to (i)


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the right  provided in any  agreement or plan  governing the  reorganization  or other consolidation, merger or sale of assets transaction, (ii) the rights contained in the Utah General Corporation Law and (iii) the rights contained in other Sections hereof.

         5. Conversion Provisions. The holders of shares of Series A Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a)      Right to Convert.

                           (1) Each  share of  Series  A  Convertible  Preferred
                  Stock (the "Preferred Shares") shall be convertible, at the option of its holder, at any time, into a number of shares of common stock of the Company at the initial conversion rate (the "Conversion Rate") defined below.

                           The   initial   Conversion   Rate,   subject  to  the
                  adjustments described below, shall be a number of shares of common stock (rounded to the nearest whole number) equal to $1,000 divided by the lower of (i) Sixty Five Percent (65%) of the Market Price of the common stock or (ii) $3.515625, increased proportionately for any reverse stock split and decreased proportionately for any forward stock split or stock dividend. For purposes of this Section 5(a)(1), Market Price shall be the closing bid price of the Common Stock on the Conversion Date, as reported by the Electronic Bulletin Board sponsored by the National Association of Securities Dealers or the closing bid price on the NASDAQ Small Cap Market, if the Common Stock is then trading on NASDAQ, averaged over the five trading days prior to the date of conversion.

                           The Holder shall notify the Corporation, by facsimile
                  notice to the Corporation at (501) 676-5274, copy by overnight courier at 10 Gunnelo Drive, Lonoke, Arkansas 72086 of the Holder's intent to convert (the "Notice of Conversion") in the form set forth in Section 5(a)(3) hereof, executed by the holder of the Preferred Share(s) evidencing such holder's intention to convert these Preferred Share(s) or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Such conversion shall be effectuated by surrendering the Preferred Shares to be converted (with a copy, by facsimile or courier, to the Company) to the Company's registrar and transfer agent Atlas Stock transfer, 5899 South State Street, Salt Lake City, Utah 84107 ("Transfer Agent"). The date on which notice of conversion (the "Conversion Date") is given shall be the date on which the holder has delivered to the Company, by facsimile or hand delivery, of the Notice of Conversion duly executed to the Company. The Company shall cause the Transfer Agent to complete the issuance of Common Shares within five (5) calendar days of receipt of such conversion form, provided that the Company or its agent has received the Series A Convertible Preferred Stock certificates which are the subject of the conversion on or prior to such fifth calendar day. In the event the Company does not comply with the foregoing sentence the Conversion Rate shall be adjusted pursuant to Section 5(b)(3) below and such additional shares shall be issued immediately.

                           (2) No less than 25 (or multiple  thereof)  shares of
                  Series A Convertible Preferred Stock may be converted at any one time. No fractional shares of common stock shall be issued upon conversion of the Series A Convertible Preferred Stock, in lieu of fractional shares, the number of shares issuable will be rounded to the nearest whole share.

                           (3) The form of Conversion Certificate shall read substantially as follows:

                           The   undersigned   holder   (   the   "Holder")   is
                  surrendering to Ammonia Hold, Inc., a Utah corporation (the "Company"), one or more certificates representing shares of Series A Convertible Preferred Stock of the Company (the "Preferred Stock") in connection with the conversion of all or a portion of the Preferred Stock into shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock") as set forth below.

                           1. The Holder  understands  that the Preferred  Stock
                  were issued by the Company pursuant to the exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act"), provided by Regulation D promulgated thereunder.

                           2. The Holder represents and warrants that all offers
                  and sales of the Common Stock issued to the Holder upon such conversion of the Preferred Stock shall be made (a) pursuant to an effective registration statement under the Securities Act, (b) in compliance with Rule 144, or (c) pursuant to some other exemption from registration.

                  Number of Shares of Preferred Stock being converted:
                  Applicable Conversion Price:
                  Number of Shares of Common Stock Issuable:
                  Date of conversion:
                  Delivery Instructions for certificates of Common Stock and for
                  new   certificates   representing   any  remaining  shares  of
                  Preferred Stock:


                                                                 NAME OF HOLDER:

                                                           (Signature of Holder)

                  (b)      Adjustments to Conversion Rate.

                           (1) Reclassification,  Exchange and Substitution.  If
                  the common stock issuable on conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split or stock dividend or otherwise (other than a subdivision or combination of shares provided for above), the holders of the Series A Convertible Preferred Stock shall, upon its conversion, be entitled to receive, in lieu of the common stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Series A Convertible Preferred Stock immediately before that change.

                           (2) Reorganizations,  Mergers, Consolidations or Sale
                  of Assets. If at any time there shall be a capital reorganization of the Corporation's common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section (b) or merger of the Corporation into another corporation, or the sale of the Corporation's properties and assets as, or substantially as, an entirety to any other person), then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, to which holders of the common stock deliverable upon conversion of the Series A Convertible Preferred Stock would have been entitled on such capital reorganization, merger or sale if the Series A Convertible Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph (b)(3) (including adjustment of the Conversion Rate then in effect and number of shares purchasable upon conversion of the Series A Convertible Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

                  (3) In the event (a) the Company does not file a registration statement under the Securities Act of 1933 covering the Common Stock issuable upon conversion of the Series A Convertible Preferred Stock within 30 days of June 5, 1997 (the "Closing Date"), (b) the registration statement is not declared effective within 120 days of the Closing Date or (c) the Company does not issue the Common Shares within the time limits set forth in the penultimate sentence of Section 5(a)(1), Conversion Rate shall be adjusted to increase the number of shares of common stock assessable by 5%. The foregoing adjustments are cumulative and not exclusive.

                  (c) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provision of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Convertible Preferred Stock against impairment.

                  (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any shares of Series A Convertible Preferred Stock, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Convertible Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and
         (iii) the number of shares of common stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Convertible Preferred Stock.

                  (e) Notices of Record Date. In the event of the establishment by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution and the amount and character of such dividend or distribution.

                  (f)      Reservation of Stock Issuable Upon Conversion.  The
                           ---------------------------------------------
         Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose.

                  (g) Notices. Any notices required by the provisions of this Paragraph (e) to be given to the holders of shares of Series A Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

         6. Voting Provisions. Except as otherwise expressly provided or required by law, the Series A Convertible
         Preferred Stock shall have no voting rights.

                                                     ARTICLE V
                                             COMMENCEMENT OF BUSINESS

         The Corporation shall not commence business until at least one-thousand dollars ($1,000.00) has been received by it as consideration for the issuance of shares.

                                                    ARTICLE VI
                                      REGULATIONS RESPECTING INTERNAL AFFAIRS

         Section 1. Capital Stock. The capital stock of this corporation shall be non-assessable. The Articles of Incorporation may be amended to provide for assessment of the capital stock in the manner provided by law upon the affirmative vote of three fourths (3/4) of the issued and outstanding capital stock of the corporation at any meeting of the stockholders of the corporation.

         Section 2. Amendment of Articles. Except as provided in Section 1 above, the Articles of Incorporation of this corporation may be amended in the manner provided by law of not less than fifty-two percent (52%) of the capital stock issued and outstanding.

         Section 3. Annual Meeting of Stockholders. Unless otherwise provided by the by-laws, the annual meeting of the stockholders shall be on the First day of September of each year at the hour of 10:00 a.m., at the office of the corporation located at 1931 South Eleventh East, Sale Lake City, Utah 84105. No notice need be given to the stockholders of the annual meeting.

         At the annual meeting directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the power of the shareholders, except that action shall not be taken on any of the following proposals unless written notice of the general nature of the business or proposal has been given as in the case of a special meeting, even though notice of regular or annual meetings is otherwise dispensed with:

         (a) A proposal to sell, lease, convey, exchange, transfer, or otherwise dispose of all or substantially all of the property or assets of the corporation, except that the Board of Directors may authorize any mortgage, deed of trust, pledge, or other hypothecation of all or any part of the corporation's property, real or personal, for the purpose of securing the payment or performance of any contract, note, bond, or obligation. No vote or consent of shareholders shall be necessary to authorize such action by the Board of Directors.

         (b) A proposal to merge or consolidate with another corporation domestic or foreign.

         (c) A proposal to reduce the stated capital of the corporation.

         (d)      A proposal to amend the Articles.

         (e)      A proposal to wind up and dissolve the corporation.

         (f) A proposal to adopt a plan of distribution of shares, securities, or any consideration other than money in the process of winding up.

         Section 4. Special Meetings. Special meetings of the shareholders, for any purpose whatsoever, may be called at any time by the president, the Board of Directors, one or more shareholders holding not less than one-tenth (1/10) of the voting power of the corporation, or such other officers or persons as the by-laws authorize.

         Section 5. Notice of Meetings. Except in the case of regular or annual meetings, notice of which has been dispensed with by the by-laws or these Articles, notice of all meetings of the shareholders shall be given in writing to the shareholders entitled to vote by the Secretary or any Assistant Secretary or other person charged with that duty, or in the case of his neglect or refusal, by and Director or Shareholder.

         Notice of any meeting of shareholders shall specify the place, the day, the hour of the meeting, and in the case of special meeting, the general nature of the business to be transacted and shall be sent to each shareholder of record not less than seven days before the meeting.

         Section 6. Voting. Each stockholder shall be entitled to one vote for each share of stock owned by him, which he may cast in person or by written proxy.

         Section 7. Officers and Directors. All corporate powers shall be exercised by or under authority of, and the business and affairs of the corporation shall be controlled by the Board of Directors which shall consist of not less than three nor more than fifteen members. Directors need not be stockholders. Directors shall be elected at the annual meeting of the stockholders and shall hold office for a period of one year, or until their successors have been duly elected and qualified. Any Director may hold any other office in the Corporation. Unless the by-laws provide otherwise, a majority of the members of the Board of Directors shall constitute a quorum to transact the business of the corporation and to exercise its corporate powers. Should a vacancy occur for any reason, including an increase in the number of members, the remaining directors may appoint a successor to hold office during the unexpired term.

         Section 8. Resolutions. A resolution in writing and signed by all of the members of the Board of Directors shall be and constitute action by the Board of Directors and shall have the same fore and effect as though such resolution had been adopted at a duly convened meeting of the Board of Directors, and it shall be the duty of the Secretary of the Corporation to record each such resolution in the minutes of the corporation under the proper date.

         Section 9. Meetings and Notice. Unless the by-laws provide otherwise, all meetings of the Board of Directors shall be called by the President, or if he is absent or is unable or refuse to act, by any Vice President or any two Directors. Except in the case of a regular meting, notice of which has been dispensed with by the by-laws, written notice of the time and place of the meetings of the Board of Directors shall be delivered personally to each director, or sent to each director by mail or by other form or written communication at least seven (7) days before the meeting.

         Section 10. By-Laws. The initial by-laws of the corporation shall be adopted by its Board of Directors. Thereafter by-laws may be adopted, amended, or repealed either by the shareholders or by the Board of Directors, except that no by-law adopted or amended by the shareholders shall be altered or repealed by the Board of Directors; no by-law shall be adopted by the Directors which shall require more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law.

         Section 11. Initial Board of Directors. The number of Directors constituting the initial Board of Directors is three, and the names and addresses of the incorporators hereof, and the persons who are to serve as directors until the first annual meeting of shareholders, or until their successors are elected and shall qualify are:

F. Alonzo Badger                       Cameron Mosher           Thomas E. Stamos
694 East 1900 South                    1276 Nathaniel Drive  5891 Sagewood Drive
Bountiful, Utah 84010              Pleasant Grove, Utah 84062 Murray, Utah 84107


         Section 12. Other Contingencies. For any and all contingencies or situations not provided for in these Articles, this corporation will be governed by the provisions of the Utah
Business Corporation Act and related statutes.

         Section 13. Preemptive Rights. The shareholders of this corporation shall have no preemptive rights to acquire unissued or treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire shares or stock of this corporation.
                                                    ARTICLE VII
                                                   NON LIABILITY

         The private property of the shareholders of this corporation shall not be liable for the obligations of the corporation.

         "Section 13. Preemptive Rights. The shareholders of this corporation shall have no preemptive rights to acquire unissued or treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire shares or stock of this corporation."

                                                   ARTICLE VIII
                                                 REGISTERED AGENT

         The address of the initial registered office of the corporation is Nineteen Thirty-One South Eleventh East, Salt Lake City, Utah 84105, and the name of its initial registered agent at such address is
                                                 F. ALONSO BADGER

                                                    ARTICLE IX
                                      ACTION WITHOUT MEETING OF SHAREHOLDERS

         To the maximum extent permitted by the Utah Revised Business Corporation Act, any action which may be taken at any annual or special meeting of shareholders, except for the election of directors, may be taken without a meeting and without prior notice if one or more consents in writing setting forth the action to take, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

                                                     ARTICLE X
                                              LIMITATION OF LIABILITY

         To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director. Neither any amendment nor appeal of this Article X, nor the adoption of any provision in these Articles of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to the Articles of Incorporation to be duly executed by its President and attested to by its Secretary this ____ day of June, 1997.


                                                     AMMONIA HOLD, INC.



                                                   Michael D. Parnell, President



                                                     Dan N. Thompson, Secretary